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Exhibit 10.33

PLAZA SUITES INTERNATIONAL HOME FURNISHINGS MARKET

Oct. 14-20, 2004; April 14-20, 2005; Oct. 20-26, 2005; April 27-May 3, 2006
Oct. 19-25, 2006; April 19-25, 2007
SPACE APPLICATION AND CONTRACT (the "Agreement").

Company: Interactive Health (Exhibitor), Contact: Andrew Cohen    Address: 3030 Walnut Avenue    City: Long Beach    State: CA    Zip: 90807    Country:    Phone: 800-742-5493    Fax: 562-426-9690

Please return completed application to: Leasing Department, Merchandise Mart Properties, Inc. ("Show Management") 305 W. High Street, High Point, NC 27260    Phone: (336) 821-1500    Fax: (336) 821-1581

BOOTH LOCATION AND SPACE REQUIREMENTS

        One-Market Occupancy—Move-ln/Move-out—Must move product and props in on date designated by Show Management and move product and props out on date designated by Show Management. This also applies to exhibitors leasing space on the 1st floor of the Suites @ Market Square.

        Extended Occupancy—Storage—Exhibitors must move product and props in on date designated by Show Management. Exhibitor, with Show Management's prior written consent, shall be allowed to store it's property in the space between Markets, provided, however, Exhibitor shall bear the entire risk therefor. Show Management shall not be liable for any damage thereto or loss including without limitation fire, explosion, malfunction and other similar perils. Exhibitors shall maintain insurance as set forth in Exhibition Rules and Regulations. Show Management reserves the right to either (a) relocate Exhibitors product if necessary in order to perform repairs or other maintenance or for any other reason; or (b) require Exhibitor to remove its product if deemed necessary in Show Management's sole discretion.

Plaza Suites RATES        Space # 1 - 543

This contract commits you to 6 markets.

Oct 14-20, 2004—	6128 sq. ft. × $17.50/sq. ft. = $107,240.00 Total Cost
April 14-20, 2005—	6128 sq. ft. × $17.50>/sq. ft. = $107,240.00 Total Cost
Oct 20-26, 2005—	6128 sq. ft. × $18.00/sq. ft. = $110,304.00 Total Cost
April 27-May 3, 2006	6128 sq. ft. × $18.00/sq. ft. = $110,304.00 Total Cost
Oct 19-25, 2006—	6128 sq. ft. × $18.00/sq. ft = $110,304.00 Total Cost
April 19-25, 2007	6128 sq. ft. × $18.00/sq. ft. = $110,304.00 Total Cost

Checks should be made payable and mailed to THIS NEW ADDRESS: Merchandise Mart Properties, Inc.

      MMPl—NC
      1990 Paysphere Circle
      Chicago, IL 60674

        25% is due Nov. 1, 25% is due Dec. 1, 25% is due Jan. 1, 25% is due Feb. 1, for the April Markets. 25% is due May 1, 25% is due June 1, 25% Is due July 1, 25% is due Aug. 1 for the October Markets. If the total payment is not received by the deadline, monies paid will not be refunded and, at Show Management's option, this contract shall be canceled. Exhibitors shall not be entitled to a refund of any part of any fees should they for any reason be unable to exhibit at the show. I/We understand Show Management may substitute for the space other space in the exhibition area upon 15 days prior written notice.

        I/We agree to abide by the rules and regulations of the show attached hereto, which shall be part of the contract. I/We understand that violations shall disqualify me/us from participation in future shows. I/We understand Show Management reserves the right to demand release of our space for failure of our representatives to conform to the rules; re-allot space; offer requested space when available and reject any and all applications.

(print) COMPANY NAME:	Interactive Health	TITLE:	President
AUTHORIZED SIGNATURE:	[ILLEGIBLE]	DATE:	05/07/04

THIS CONTRACT IS VALID ONLY UPON FULL EXECUTION BY SHOWN MANAGEMENT

DO NOT WRITE IN THIS SPACE, FOR SHOW MANAGEMENT ONLY    Assignment of Space No(s).              is made     20     Total Fee: $                         Received with Application: $                         Balance Due: $                         Date:                         . Accepted for MERCHANDISE MART PROPERTIES, INC. BY:                                                                           (Show Management)      Date: 5/4/2004

THE EXHIBITOR MANUAL CAN BE ACCESSED ONLINE AFTER JULY 15.
GO TO www.exhibitorinfo.com AND CLICK ON THE HIGH POINT LINK.

EXHIBITION RULES AND REGULATIONS

        1.    UTILITIES, TAXES, ETC.    Show Management shall furnish hearing, lighting, air conditioning, and elevator service. Show Management shall not be responsible in any way for loss or damage, direct or consequential, arising out of any failure to provide services, which failure is beyond the direct control of Show Management.

        2.    ASSIGNMENT.    Exhibitor shall not assign or otherwise transfer any of its rights under this Agreement in whole or in part without Show Management's prior written consent. Should the space be assigned as provided herein with Show Management's consent, Exhibitor shall remain liable under this Agreement in the event of default by the assignee or transferee. All approved assignees or transferees shall abide by all terms of this Agreement, together with any additional rules and regulations of Show Management.

        3.    ALTER AND IMPROVE.    No alterations, additions or improvements to the licensed space shall be made by Exhibitor without the prior written consent of Show Management. Any alterations, additions, or improvements made by Exhibitor after such consent has been given, and any fixtures installed as a part thereof, shall be at Show Management's option, become the property of Show Management upon the expiration or sooner termination of this Application; provided, however, that Show Management shall have the right to require Exhibitor to remove such fixtures at Exhibitor's cost upon termination of this Agreement.

        4.    INSURANCE.    Exhibitor shall insure, and keep insured, at Exhibitor's expense, fire, casualty, theft, and extended coverage insurance upon its property and shall carry comprehensive general liability insurance in amounts not less than $300,000.00 for bodily injury and $100,000.00 for property damage, which liability insurance shall name both Exhibitor and Show Management as insureds. Exhibitor shall provide Show Management a certificate of insurance at or prior to the commencement of the term of this Agreement evidencing said coverage.

        Exhibitor agrees to waive any and all rights of subrogation, which may be exercised by the insurance carrier of Exhibitor.

        If exhibitor will be serving alcoholic beverages, as a condition to the granting of this license Show Management must receive from the exhibitor or its caterer evidence of insurance satisfactory to Show Management showing that appropriate host liquor liability insurance or Dram Shop coverage indemnifying the Show Group and naming the Show Group as additional insured parties has been procured and is in force.

        5.    FIRE OR OTHER CASUALTY.    In the event the space shall be damaged by fire or other casualty, without the fault of Exhibitor, and should the damage be so extensive as to amount practically to the total destruction of the space or of such Building, then the Agreement shall be deemed null and void.

        6.    INDEMNIFICATION.    Exhibitor shall indemnify Show Management against all liability, penalties, damage, expenses and judgments, including reasonable attorney's fees and costs of litigation, by reason of any injury or claim of injury to person or property, of any nature, arising out of the use or occupancy of the space or the breach of this Agreement by Exhibitor or its employees, agents, invitees, licensees, or independent contractors, excepting such as shall result directly from the negligence of Show Management, its agents or employees.

        By signing an Agreement for space, Exhibitor agrees that Show Management, and their respective partners, directors, members, officers, agents, employees, beneficiaries, insurers, successors, and assigns (hereinafter "Show Group") shall not be held accountable or liable for, and the same are hereby released from accountability or liability for, any damage, loss, harm, or injury to the person or property of the Exhibitor and any of its partners, directors, officers, agents, employees, beneficiaries, successors, and assigns resulting from theft, fire, water, accident or any other cause and the Show Group will not obtain insurance against any such damage, loss, harm or injury. Exhibitor and the Show Group agree that all property of the exhibitor is to remain in the exhibitor's custody and control in transit to, from, and within the Building. It is understood between the exhibitor and the Show Group that the exhibitor has merely been provided with the opportunity to display products and or services to persons attending the show.

        7.    SURRENDER.    Upon the termination of this Agreement, Exhibitor shall surrender the space in the same condition as it was in on the commencement of this Agreement, except for fire and other casualty and reasonable wear and tear.

        Exhibitor may remove any personal property from the space, provided, that such property is removed during the time indicated by the Show Management without injury to the Space or Building, and provided further, that Exhibitor is not in default in the performance of its obligations under this Agreement.

        Should Exhibitor be in default in the performance of any of the covenants of this Agreement or fail to remove its property at the termination of this Agreement, including the making of any payment when due as provided herein, this Agreement shall be null and void, and Show Management at its option, may take possession of Exhibitor's personal property and Exhibitor shall be liable for all attorney's fees and expenses related thereto.

        8.    MOVING PROPERTY OF EXHIBITOR.    Show Management shall move property of Exhibitor between the loading dock and the space without charge to Exhibitor. Show Management, however, shall not be responsible for set-up or break-down of exhibit in Exhibitor's space. Exhibitor shall be responsible for all packaging of its property.

        9.    ADMISSION.    Show Management shall have the sole right to prescribe the qualifications, conditions, and times of admission to the International Home Furnishings Market, and may limit and restrict admission to accredited buyers and their representatives, or otherwise restrict admission and may make admission conditional upon the presentation and exhibition of such credentials as Show Management shall prescribe or provide from time to time.

        10.    FAILURE TO PERFORM.    Other than the payment of any amounts due hereunder as provided herein, if either Show Management or Exhibitor shall be unable to perform any of the obligations imposed upon it under the terms and provisions of this Agreement as the result of strikes, acts of God, governmental restrictions, regulations or control, war, civil commotion, sabotage, fire or other casualty, or other like and similar occurrences beyond the reasonable control of such party, this agreement shall continue in full force and effect and the defaulting party shall punctually perform such obligation as soon as practicable after such event shall abate.

        11.    BANKRUPTCY.    If Exhibitor shall be adjudicated bankrupt or a temporary or permanent receiver is appointed for Exhibitor in any Federal or State Court, or Exhibitor shall be involved in any corporate reorganization, preceding under applicable chapters of the Federal Bankruptcy Act, Show Management shall have the right, at its option, to immediately declare this agreement terminated and null and void and take possession of the space and the property of Exhibitor and pursue its remedies as provided in this agreement and such other remedies as may be by law provided.

        12.    INSPECTION.    Exhibitor shall allow Show Management or Show Management's agents and employees or representatives to enter upon the space, or any part thereof, at any reasonable and convenient time for the purpose of examining and inspecting same and for the making of any repairs or improvements necessary or required of Show Management under the terms and provisions of this Agreement.

        13.    NOTICES.    All notices required under the terms of this Agreement shall be by certified mail, return-receipt requested, and shall be effective on the date the notice is deposited with the United States Postal Service. All notices shall be addressed as follows:

Landlord:	Merchandise Mart Properties, Inc. 305 W. High Avenue High Point, NC 27260
Tenant:	at the address listed on the Space Application/Agreement

        14.    GOVERNING LAW.    This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina.

        15.    WAIVER.    In no event shall a waiver of any breach of any term or provision of this Agreement by Show Management in favor of Exhibitor be deemed or constitute a waiver by Show Management of any subsequent breach of said term or provision by Exhibitor or any other term or provision of this Agreement.

        16.    SECURITY.    Exhibitor agrees to cooperate with any security programs adopted for the Building, including, without limitation, procedures and limitations established for the movement of personal property and persons into and out of the Building and the floor the space is on. Show Management specifically reserves the right to control ingress to and egress from the area at all times.

        17.    PAYMENT.    Payment for space under Agreements received shall be in the total amount due. If payments are not made by Exhibitor as required, Show Management may at its option terminate this Agreement without notice, or consider said Exhibitor last in priority when assigning available space or, if space has been assigned, reassign Exhibitor to a different space. Exhibitors shall not be entitled to a refund of any part of any fees should they for any reason be unable to exhibit at the show. Applications from outside the United States, no matter where they originate, will not be accepted unless accompanied by payment in U.S. dollars and paid by certified check, cashier's check, money order, or wire transfer on a U.S. bank. Payments by wire transfer must include an additional amount of $25.00 to cover bank charges.

        18.    FAILURE TO PERFORM.    Show Management shall be entitled to close an exhibit at any time for failure by an Exhibitor or any of its officers, agents, employees, or other representatives to perform, meet or observe any term or condition set forth herein, and such Exhibitor shall not be entitled to a refund of any part of any fee.

        19.    MISCELLANEOUS.

          a.     No neon, flashing, or display lights will be permitted without prior written approval from Show Management. Exhibitor shall not open any windows or place anything against or near the windows.

          b.     No Exhibitor or group of exhibitors may sponsor any event that conflicts with Show Management's sponsored programs during the show.

          c.     Photography in the Building by exhibitors, groups or individuals other than Show Management is prohibited.

          d.     Exhibitors may begin moving in and setting up their displays at the scheduled time and date in accordance with the exhibitor manual. All exhibits MUST BE COMPLETED prior to the opening of the show. No construction, arranging or setting up of exhibits will be permitted during official show hours or after the opening.

          e.     Exhibits must be staffed during the specified hours of the show with complete display intact. Exhibitors may not enter the exhibit area beyond the specified hours of the show.

          f.      Exhibitors will NOT be permitted to dismantle displays before the official closing time. Exhibitors agree not to disturb or begin packing exhibits or parts of their displays prior to the official closing time. An Exhibitor who moves out of the exhibit area before the official close of market will forfeit exhibit space for future markets and agrees to pay an additional fee of $1000. Future participation is prohibited until this fee is paid in full.

          g.     No Exhibitor shall use any flammable decorations or covering for display fixtures and all fabrics or other material used for decoration or covering of tables shall be flameproof.

          h.     Exhibitors may, with prior written approval by Show Management, contract with outside display houses or trimmers for set-up and installation. Exhibitors must supply name and address of contractor/trimmer/display house, name of the supervisor to be in attendance, a certificate of insurance, and a statement that the service contractor/trimmer/display house will comply with all rules and regulations of the show or will forfeit his/her company's access to the Building.

          i.      Tipping and cash payments for services are not allowed in the Building.

          j.      Exhibitors must confine their activities to their own space during show hours.

          k.     Show Management reserves the right to refuse admission to any person or persons including children of exhibitors, attendees and visitors, in the interest of their welfare and safety.

          l.      Exhibitors may not display or distribute signs or advertising devices outside their space.

          m.    Any product/service that is not listed on the Agreement or which does not relate to the purpose of the show may not be exhibited in the show. Exhibitors are not permitted to share their space with other individuals, exhibitors, manufacturers or representatives without Show Management's prior consent.

          n.     The exhibit spaces are display areas with open fronts. The spaces do not have individual locks. The trade show area of the floor will be locked at the end of each day. Exhibitor acknowledges that the particular space and overall configuration of the trade show spaces may change from time to time prior to the show. Any such reconfiguration may require the space assigned to exhibitor be reassigned and rearranged by Show Management. The square footage shown on the floor plan is an estimate based on the current designed space configuration. Show Management reserves the right to alter or correct the current square footage and configuration prior to the show.

          o.     No exhibitor or group of exhibitors may sponsor any event that conflicts with Show Management's sponsored programs during the show.

          p.     Exhibitor shall not make noises, cause disturbances or vibrations, or use or operate any electrical or electronic devices or other devices that emit sound or other waves, or cause disturbances, or create odors or noxious fumes, any of which may be offensive to other exhibitors and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Space.

          q.     Each exhibitor shall cause to be listed in the Official Directory of the show all lines of merchandise to be exhibited in its Space. The Official Show Directory is a listing of merchandise being shown, and although strict precautions are taken in proofreading, Show Management is not liable for any errors in space number(s), telephone numbers, company, and product listings. Exhibitors whose applications arrive after the deadline date will not be listed.

          r.     Exhibitors must comply with all local, state, and federal laws, codes, rules, regulations and ordinances in force affecting the Space or exhibitors' activities therein.

          s.     All rights and remedies under this agreement shall be cumulative and none shall exclude any other rights and remedies allowed by law. Exhibitors in violation of the above conditions, rules, and regulations governing the show are subject to prompt disqualification from participation in this and future shows. Exhibitor agrees to comply with all conditions, rules and regulations regarding the Show and with the requirements set forth in the Exhibition Package.

          t.      It is understood and agreed that the exhibitors herein named shall be jointly and severally liable for the payment of fees and the full and complete performance of all of the terms, covenants and conditions of this agreement.

          u.     Exhibitor acknowledges and agrees that this agreement constitutes a license only, and is not a lease or an estate in land.

        20.    RIGHT TO RELOCATE.    In order to maintain the integrity of the marketplace, at any time hereafter Show Management may substitute for the space other space in the exhibition area (hereinafter referred to as "the new space") upon fifteen (15) days' prior written notice.

        21.    SUBORDINATION.    This agreement and the rights of Exhibitor hereunder shall be and are subject and subordinate at all times to any ground leases or master leases and to the lien of any mortgages or deeds of trust now or hereafter in force against the Property or the Building, or both of them, and to all advances made or hereafter to be made upon the secutiry thereof, and to all renewals, modifications, amendments, consolidations, replacements and extensions thereof. This provision is self-operative and no further instrument of subordination or priority shall be required The holder of any note secured by a mortgage or deed of trust, or any mortgagee or beneficiary under a deed of trust on the Property or Building (collectively, "Lender"), however, may elect to have this Lease be superior to its mortgage or deed of trust and Exhibitor hereby consents to such election. At Show Management's request, Exhibitor shall execute and deliver a document in reasonable form confirming that this Agreement is subordinate (or at Show Management's election, superior) to any mortgage or deed of trust and in the event Exhibitor fails to do so within ten (10) days after demand in writing, such failure shall constitute a default hereof.

        22.   In case Show Management or any successor owner at the Property or the Building shall convey or otherwise dispose of any portion thereof to another person, such other person shall in its own name thereupon be and become Show Management hereunder and shall assume fully in writing and be liable upon all liabilities and obligations of this Agreement to be performed by Show Management which first arise after the date of conveyance and such original Show Management or successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations no the incurred.

        23.    ATTORNMENT.    Upon request of the holder of any note secured by a mortgage or deed of trust on the Building or Property, Exhibitor will agree in writing that no action taken by such holder to enforce said mortgage or deed of trust shall terminate this Agreement or invalidate or constitute a breach of any of the provisions hereof and Exhibitor will attorn to such mortgagee or holder, or to any purchaser of the Property or Building, at any foreclosure sale or sale in lieu of foreclosure, for the balance of the Term and on all other terms and conditions herein set forth. Exhibitor by entering into this Agreement, covenants and agrees that (a) upon the written direction of Lender it shall pay all rents arising under this Agreement as directed by such Lender; and (b) in the event such Lender enforces its rights under the mortgage or deed of trust due to a default by Show Management, and this Agreement is not extinguished by a foreclosure of the mortgage or deed of trust. Exhibitor will, upon request of any person succeeding to the interest of Show Management in the Property ("successor in interest") as the result of said enforcement, automatically attorn to such successor in interest, without any change in terms or other provisions of this Agreement; provided, however, that said successor in interest shall not be: (i) liable for any previous act or omission of any prior landlord, including Show Management, under this Agreement; (ii) bound by any payment of rent or additional rent for more than one month in advance, except payments in the nature of security but only to the extent such payments have been delivered to such successor in interest; (iii) bound by any modifications to the Agreement (including any agreement providing to early termination or cancellation of the Agreement made without any requisite consent of the Lender or any such successor in interest; (iv) bound by any convenant or obligation of Show Management to perform, undertake or complete any work in the Premises or to prepare it for occupancy; (v) bound by any obligation to make any payment to Exhibitor or to grant any credits, except for service, repairs, maintenance and restoration provided for under this Agreement to be performed by Show Management after the date of Exhibitor's attornment; (vi) responsible for any funds, including security deposits, owing to Exhibitor or (vii) subject to any demands, claims, counterclaims, offsets or defenses which Exhibitor might have against any prior landlord, including Show Management.

        24.    ESTOPPEL CERTIFICATE.    Exhibitor agrees that from time to time upon not less than ten (10) days' prior written request by Show Management or any Lender. Exhibitor or Exhibitor's duly authorized representative having knowledge of the following facts shall deliver to Show Management or such Lender a statement in writing certifying (A) that this Agreement is unmodified and in full force and effect (or if there have been modifications that the Agreement as modified is in full force and effect); (B) the dates to which the rent, rent adjustments and other charges have been paid; (C) that neither Show Management nor Exhibitor is in default under any provision of this Agreement, or, if in default, the nature thereof in detail; (D) that there are no offsets or defenses to the payment of Base Rent or any other sums payable under this Agreement, or if there are such offsets or defenses, specifying such in detail; (E) the Term of this Agreement; and (F) such other information as may be reasonably requested.

PLAZA SUITES
INVOICE

Date:	Tuesday, May 04, 2004
To:	Interactive Health, Attn: Andrew Cohen Phone: 800-742-5493, Fax: 562-426-9690
From:	Channel Farmer Phone: 336-821-1513 Fax: 336-821-1581

Subject:    INVOICE FOR OCTOBER 2004

Space Number: 1-543        Sq. Ft. Leased: 6128

TOTAL COST:	$107,240.00
Less Amount Previously Paid:	—
Less Credit from Overpayment:	—
Due MAY 1:	$26,810.00

Payment schedule: 25% due May 1, 25% due June 1, 25% due July 1, 25% due August 1

***ATTN! NEW ADDRESSES FOR METHODS OF PAYMENT***

☐    By Check—make payable to: MMPI, INC. Mail check & a copy of this invoice to:

      MMPI—NC
      1990 Paysphere Circle
      Chicago, IL 60674

          (or you may FedEx) MMPI, 305 W. High St., High Point, NC 27260

  A $20.00 FEE WILL BE CHARGED FOR ALL RETURNED CHECKS.

☐    By Wire Transfer: ***Please add a minimal $20 to your remittance for Lasalle bank charges. Some international banks may add a fee of more than $20. This fee will be the responsibility of the tenant.

    Wire funds to: Merchandise Mart Properties, Inc.
    Bank Name: LaSalle Bank, N.A. Chicago, IL
    ABA#: 071-000-505        Account #: 5800249731

Please specify company name, building and space number. (Example: ABC Inc., Plaza Suites, 2-000)
 Please be aware that all bank and wire transfer charges are the responsibility of the Tenant.

☐    By Credit Card—Complete the following and fax to 336-821-1581. A 3% service fee will be added to all credit card transactions. By using a credit card you acknowledge the fee and authorize it to be added to your bill.

Indicate card	AMEX	VISA	MC
Card #	Expires	/
Card issued to (please print)	Cardholder's Zip Code
Authorizing Signature	Account will be
charged for the current amount due.
*Charge my account on future dates when payment is due.	(initials)

If timely payments are not made, space contracts are subject to cancellation.

THE EXHIBITOR MANUAL CAN BE ACCESSED ONLINE AFTER JULY 15.
GO TO www.exhibitorinfo.com AND CLICK ON THE HIGH POINT LINK.

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PLAZA SUITES INTERNATIONAL HOME FURNISHINGS MARKET